Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in the following Matson, Inc. Registration Statements:

(1)         Registration Statement (Form S-8 No. 333-184623),

(2)         Registration Statement (Form S-8 No. 333-121194), as amended by Post-Effective Amendment No. 1 filed on April 26, 2007 and as further amended by Post-Effective Amendment No. 2 filed on June 7, 2012,

(3)         Registration Statement (Form S-8 No. 333-166539), as amended by Post-Effective Amendment No. 1 filed on June 7, 2012,

(4)         Registration Statement (Form S-8 No. 333-142384), as amended by Post-Effective Amendment No. 1 filed on June 7, 2012, and

(5)         Registration Statement (Form S-8 No. 333-69197), as amended by Post-Effective Amendment No. 1 filed on June 7, 2012;

of our report dated July 31, 2015, with respect to the consolidated financial statements of Horizon Lines, Inc. included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP
Charlotte, NC
July 31, 2015